Exhibit 99.1

News

FOR IMMEDIATE RELEASE
Media Contact Information: Karen Kirkwood	Investor Contact Information: Ken Apicerno
781-622-1306	781-622-1294
karen.kirkwood@thermofisher.com	ken.apicerno@thermofisher.com
www.thermofisher.com

Thermo Fisher Scientific Completes Acquisition of Life Technologies Corporation

Adds Fourth Reporting Segment

Waltham, Mass. (February 3, 2014) – Thermo Fisher Scientific (NYSE: TMO), the world leader in serving science, today announced that it has completed its acquisition of Life Technologies Corporation (NASDAQ: LIFE) for $76.13 ($76.1311786) in cash per fully diluted common share, or approximately $13.6 billion, plus the assumption of $1.5 billion in net debt. The completion of the transaction follows the receipt of all required regulatory approvals.

“We are pleased to announce that this transaction is now complete, and excited about our opportunity to create unrivaled leadership in serving research, life sciences, specialty diagnostics and applied markets,” said Marc N. Casper, president and chief executive officer of Thermo Fisher Scientific. “Our combined offering provides cutting-edge technologies, such as genomics and proteomics, to accelerate life sciences research and improve human health. And our complementary strengths in biosciences and bioprocessing will accelerate drug discovery, development and production. With the addition of Life Technologies, we are in an even stronger position to help our customers achieve their goals for innovation and productivity.”

Business Segments

With the acquisition of Life Technologies, Thermo Fisher has established a new reporting segment, called Life Sciences Solutions. Mark Stevenson, who served as chief operating officer of Life Technologies, has been named an executive vice president and president of Life Sciences Solutions, reporting directly to Casper.

Effective January 1, 2014, the company’s financial performance will be reported in four segments reflecting the following changes:

•	The new Life Sciences Solutions Segment will consist of the majority of the former Life Technologies and Thermo Fisher Biosciences businesses.
•	Thermo Fisher’s Global Chemicals business will move from the Biosciences business to the Laboratory Products and Services Segment.
•	Thermo Fisher’s Analytical Technologies Segment will be renamed Analytical Instruments to reflect the transfer of the Biosciences businesses to other segments, as mentioned above.
•	Two small specialty diagnostics businesses within Life Technologies will become part of the Specialty Diagnostics Segment.
•	As previously announced, Thermo Fisher has agreed to sell its cell culture (sera and media), gene modulation and magnetic beads businesses to GE Healthcare for $1.06 billion.

In connection with the completion of the transaction, Life Technologies stock ceased trading on The NASDAQ Stock Market following market close today.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science, with revenues of $17 billion and 50,000 employees in 50 countries. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity. Our four premier brands – Thermo Scientific, Life Technologies, Fisher Scientific and Unity Lab Services – offer an unmatched combination of innovative technologies, purchasing convenience and comprehensive support. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. We also may make forward-looking statements about the benefits of Thermo Fisher’s acquisition of Life Technologies, including statements about future financial and operating results, Thermo Fisher’s plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the Life Technologies acquisition may not materialize as expected; and the company being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2013, which is on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

# # #